Exhibit 10.1

INCREASE JOINDER, dated as of July 25, 2007 (this “Increase Joinder”), among Samsonite Corporation, a Delaware corporation (the “U.S. Borrower”), Merrill Lynch Capital Corporation, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties, and each Term Lender listed on the signature pages hereto, to the Credit Agreement dated as of December 20, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among the U.S Borrower, Samsonite Europe N.V., a corporation organized under the laws of Belgium (the “European Borrower” and together with the U.S. Borrower, the “Borrowers”), the Administrative Agent, KBC Bank N.V., as administrative agent (in such capacity, the “European Agent”) for the European Secured Parties, the Lenders referred to therein, Goldman Sachs Credit Partners L.P., as syndication agent and Deutsche Bank AG, New York Branch, as documentation agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the U.S. Borrower has requested the establishment of $55,000,000 of Incremental Term Loan Commitments and that the Term Lenders having such Incremental Term Loan Commitments (the “Incremental Term Loan Lenders”) make Incremental Term Loans to (i) consummate the Permitted Joint Venture Acquisition, (ii) to repay certain outstanding Revolving Loans and (iii) to pay related fees and expenses;

WHEREAS, in the case of the Permitted Joint Venture Acquisition, the proceeds of the Incremental Term Loans will be used (i)(a) to make an intercompany loan to one of the Permitted Joint Venture Holdcos in an amount equal to approximately 75% of the purchase price (the “Acquisition Debt”), (b) to provide credit support for the Back-to Back Loan to be made by the Back-to-Back Lender by either (1) depositing the Cash Collateral for the Back-to-Back Loan, (2) purchasing the Back-to-Back Participation or (3) providing a combination of the credit support described in clauses (i)(b)(1) and (i)(b)(2) herein, or (c) providing a combination of the intercompany loan described in clause (i)(a) and the credit support described in clause (i)(b); in each case to fund the portion of the Permitted Joint Venture Acquisition consisting of the Acquisition Debt and (ii) to fund the equity portion of the investment in the Permitted Joint Venture Acquisition;

WHEREAS, the Incremental Term Loan Lenders have agreed to make the Incremental Term Loans to the U.S. Borrower on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  Increase Joinder.  There is hereby established Incremental Term Loan Commitments of $55,000,000 in the aggregate.  Each Incremental Term Loan Lender with an Incremental Term Loan Commitment set forth on Schedule 1 hereto agrees (i) that it shall be considered a Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to make Incremental

Term Loans to the U.S. Borrower in the amount of such Incremental Term Loan Commitment on the date set forth in the Borrowing Request for Incremental Term Loans delivered to the Administrative Agent no less than two days prior to such proposed borrowing date.  The terms and provisions of the Incremental Term Loans shall, except as set forth below, be identical to the Term Loans.  The aggregate amount of all such Incremental Term Loans shall not exceed $55,000,000. The Incremental Term Loan Commitments shall expire at 5:00 P.M., New York time on the earlier of (i) the date requested for borrowing of the Incremental Term Loans in the Borrowing Request and (ii) the date that is 15 Business Days after the Increase Joinder Effective Date (as defined below).  The Incremental Term Loans shall be repaid in installments on each Installment Payment Date, commencing on September 30, 2007, in an aggregate amount equal to (i) $137,500, on each March 31, June 30, September 30 and December 31 of each year, ending on (and including) September 30, 2013 and (ii) $51,562,500, on the Term Loan Maturity Date.  The U.S. Borrower shall use the proceeds of the Incremental Term Loans as set forth in the first and second recitals to this Increase Joinder.

Section 2.  Representations and Warranties.  The U.S. Borrower represents and warrants to the Incremental Term Loan Lenders as of the date hereof and the Increase Joinder Effective Date that:

(a)           The execution and delivery of this Increase Joinder by the U.S. Borrower has been duly authorized.

(b)           Neither the execution or delivery by the U.S. Borrower of this Increase Joinder, nor compliance by it with the terms and provisions hereof, (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (b) will violate the Organizational Documents of any Company, (c) will violate any Requirement of Law, (d) will violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that would not reasonably be expected to result in a Material Adverse Effect, and (e) will result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and the Lien contemplated in the second recital with respect to the Cash Collateral securing the Back-to-Back Loan.

(c)           Before and after giving effect to this Increase Joinder, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

(d)           At the time of and after giving effect to this Increase Joinder, no Default or Event of Default has occurred and is continuing.

(e)           Neither the execution, delivery, performance or effectiveness of this Increase Joinder will: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens other than the actions required by Section 3(h).

Section 3.  Conditions to Effectiveness.  This Increase Joinder shall become effective on the date (the “Increase Joinder Effective Date”) on which each of the following conditions is satisfied or waived:

(a)           The Administrative Agent shall have received from each Incremental Term Loan Lender either (i) a counterpart of this Increase Joinder signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or “.PDF” of a signed signature page of this Increase Joinder) that such party has signed a counterpart of this Increase Joinder;

(b)           Each Incremental Term Loan Lender or the Administrative Agent on its behalf shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the U.S. Borrower in substantially the form of Exhibit E-3 to the Credit Agreement, evidencing its Incremental Term Loans;

(c)           The Administrative Agent shall have received an Officer’s Certificate, dated the Increase Joinder Effective Date and signed on behalf of the U.S. Borrower by a Financial Officer of the U.S. Borrower, substantially in the form of Exhibit F to the Credit Agreement, confirming compliance with the conditions precedent set forth in Sections 2.21(b) of the Credit Agreement;

(d)           The U.S. Borrower shall have paid (i) to the Administrative Agent, all reasonable out-of-pocket costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents) of the Administrative Agent and (ii) to Merrill Lynch Capital Corporation, the underwriting fee set forth in the Fee Letter dated as of March 19, 2007 among the U.S. Borrower, Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(e)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Increase Joinder and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Increase Joinder or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(f)            The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion, in form and substance reasonably satisfactory to the Administrative Agent, from each of McGuireWoods LLP, counsel to the U.S. Borrower and Alessandri & Compañìa, Chilean counsel to the U.S. Borrower, any Permitted Joint Venture Holdcos and Permitted Joint Venture Acquisition Sub;

(g)           At the time of and after giving effect to the Increase Joinder, no Default or Event of Default has occurred and is continuing;

(h)           The U.S. Collateral Agent shall have received (x) a pledge agreement executed by U.S. Borrower in favor of the U.S. Collateral Agent governed by the laws of the Republic of Chile, pledging 65% of the Equity Interests in the Permitted Joint Venture Holdco owned by U.S. Borrower in form and substance reasonably satisfactory to the U.S. Collateral Agent to secure the Obligations and (y) a pledge agreement executed by U.S. Borrower in favor of the European Collateral Agent governed by the laws of the Republic of Chile, pledging 34% of the Equity Interests in the Permitted Joint Venture Holdco owned by U.S. Borrower to secure the European Obligations, in form and substance reasonably satisfactory to the European Collateral Agent (it being understood that satisfaction of this condition shall satisfy the obligations set forth in Section 5.10(c) of the Credit Agreement with regard to the Permitted Joint Venture Acquisition);

(i)            The Administrative Agent shall have received evidence that the U.S. Borrower shall have given notice to the PBGC of the entering into of the Incremental Facility in accordance with the terms of the PBGC Agreement and shall have received confirmation from the PBGC as to the correct amount of the Unfunded Pension Liability under the Plans to be secured under the Loan Documents.  To the extent the amount of such Unfunded Pension Liability is different that what is currently stated in the Loan Documents, the Loan Documents shall have been amended to reflect the new amount of such Unfunded Pension Liability; and

(j)            The Administrative Agent shall have received at least 2 days prior to the Increase Joinder Effective Date written notice from the U.S. Borrower setting forth the date on which the U.S. Borrower requests the Incremental Term Loan Commitment to take effect.

Section 4.  Covenant.  If the Permitted Joint Venture Acquisition shall not have been consummated within 4 Business Days of the Increase Joinder Effective Date (such date, the “Refund Date”), the U.S. Borrower shall refund the entire principal amount of the Incremental Term Loans made pursuant to Section 1 of this Increase Joinder to the Incremental Term Loan Lenders within 1 Business Day of the Refund Date, it being understood that any such refund of the Incremental Term Loans on the Refund Date shall be deemed to result from a failure to satisfy a condition to the making of the Incremental Term Loans and shall not be treated as a prepayment made pursuant Section 2.05 of the Credit Agreement.

Section 5.  Expenses.  U.S. Borrower agrees to reimburse the Administrative Agent for its and the other Agents’ reasonable out-of-pocket expenses incurred by them in connection with this Increase Joinder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents.

Section 6.  Counterparts.  This Increase Joinder may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Increase Joinder by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7.  Applicable Law.  THIS INCREASE JOINDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.  Headings.  The headings of this Increase Joinder are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.  Effect of Increase Joinder.  Except as expressly set forth herein, this Increase Joinder shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto expressly acknowledge that it is not their intention that this Increase Joinder or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.  As of the Increase Joinder Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Increase Joinder and the Credit Agreement shall be read together and construed as a single instrument.  Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Increase Joinder as of the Increase Joinder Effective Date.  This Increase Joinder shall constitute a Loan Document.

Section 10.  Acknowledgement and Affirmation.  Each U.S. Subsidiary Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Increase Joinder  its obligations under the Loan Documents (including guarantees and security agreements) executed by such U.S. Subsidiary Guarantor and (iii) after giving effect to this Increase Joinder, acknowledges renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed as of the date first above written.

SAMSONITE CORPORATION,
as the U.S. Borrower

By:	/s/ Richard H. Wiley
Name: Richard H. Wiley
Title: CFO, Treasurer and Secretary

SAMSONITE EUROPE N.V.,
as the European Borrower

By:	/s/ Arne Borrey
Name: Arne Borrey
Title: Managing Director

For purposes of Section 10 only:

C.V. HOLDINGS, INC.
SAMSONITE COMPANY STORES, INC.
DIRECT MARKETING VENTURES, INC.
SAMSONITE HOLDINGS INC.
ASTRUM R.E. CORP.
SAMSONITE PACIFIC LTD.
GLOBAL LICENSING COMPANY, LLC
MCGREGOR II, LLC
JODY APPAREL II, LLC
SHELF HOLDINGS, INC.
SHELF ACQUISITION, INC.,
each as a U.S. Subsidiary Guarantor

By:	/s/ Richard H. Wiley
	Name:	Richard H. Wiley
	Title:	President, CFO, Secretary and Treasurer, as the case may be

MERRILL LYNCH CAPITAL CORPORATION,
as Administrative Agent.

By:	/s/ Don Burkitt
Name: Don Burkitt
Title: Vice President

MERRILL LYNCH CAPITAL CORPORATION,
as the Incremental Term Loan Lender

By:	/s/ Don Burkitt
Name: Don Burkitt
Title: Vice President

SCHEDULE I

INCREMENTAL TERM LOAN COMMITMENTS

Term Lender	Incremental Term Loan Commitment
Merrill Lynch Capital Corporation	$55,000,000